Exhibit 99.2
PETROSEARCH ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands of dollars except share and per share data)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,843	$12,810
Accounts receivable:
Joint owners-billed, net of allowance of $50,148 at June 30, 2009 And December 31, 2008	1	—
Oil and gas production sales	8	34
Prepaid expenses and other current assets	139	483

Total current assets	8,991	13,327

Property and equipment:
Oil and gas properties, full cost method of accounting:
Properties subject to amortization	24,818	24,668
Other property and equipment	153	153

Total	24,971	24,821
Less accumulated depreciation, depletion and amortization	(19,160)	(19,136)

Total property and equipment, net	5,811	5,685

Deferred tax asset	3,454	3,454
Other assets	13	247

TOTAL ASSETS	$18,269	$22,713

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$85	$330
Accrued expenses	339	337

Total current liabilities	424	667

Other long-term obligations	673	777

Total liabilities	1,097	1,444

Stockholders’ equity:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A 8% convertible preferred stock, 1,000,000 shares authorized; 207,831 shares issued and outstanding at June 30, 2009 and 227,245 shares issued and outstanding at December 31, 2008	208	227
Series B convertible preferred stock, 100,000 shares authorized; 43,000 shares issued and outstanding at June 30, 2009 and December 31, 2008	43	43
Common stock, $0.001 par value; 100,000,000 shares authorized; 42,458,557 and 42,425,679 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	42	43
Additional paid-in capital	34,361	34,448
Accumulated deficit	(17,275)	(13,447)
Less 1,117,973 and 214,800 treasury shares, at cost, at June 30, 2009 and December 31, 2008, respectively	(207)	(45)

Total stockholders’ equity	17,172	21,269

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,269	$22,713
See accompanying notes to unaudited condensed consolidated financial statements.

PETROSEARCH ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands of dollars except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Revenues
Oil and gas production revenues	$31	$545	48	$1,100

Operating costs and expenses
Lease operating and production taxes	68	220	114	550
Depreciation, depletion and amortization	7	203	23	464
General and administrative	2,599	569	3,759	1,316

Total costs and expenses	2,674	992	3,896	2,330

Income from operations	(2,643)	(447)	(3,848)	(1,230)

Interest income	6	13	22	69
Interest expense	(2)	(576)	(2)	(1,258)
Amortization of financing costs and debt discount	—	(599)	—	(1,280)
Gain on sale of Barnett	—	21,815	—	21,815
Gain on extinguishment of debt	—	1,097	—	1,097
Change in value of warrant liability	—	103	—	172

Total other income (expense)	4	21,853	20	20,615

Income (loss) before provision for income taxes	(2,639)	21,406	(3,828)	19,385

Provision for deferred income taxes	—	(2,930)	—	(2,930)

NET INCOME (LOSS)	$(2,639)	$18,476	$(3,828)	$16,455

Net income (loss) per common share:
Basic	$(0.06)	$0.44	$(0.09)	$0.40

Diluted	$(0.06)	$0.44	$(0.09)	$0.40

Weighted average shares outstanding:
Basic	41,340,584	41,748,228	41,584,938	41,488,815

Diluted	41,340,584	41,829,282	41,584,938	41,576,451

See accompanying notes to unaudited condensed consolidated financial statements.

PETROSEARCH ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY
(Unaudited)

			Series A		Series B		Additional			Total
	Common Stock		Preferred Stock		Preferred Stock		Paid-In	Treasury	Accumulated	Stockholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Equity
Balance at December 31, 2008	42,425,679	$42,426	227,245	$227,245	43,000	$43,000	$34,447,694	$(44,688)	(13,446,688)	$21,268,989

Conversion of preferred stock to common stock	2,878	3	(19,414)	(19,414)			19,414			3

Conversion of preferred stock to common stock	30,000	30					3,870			3,900

Buy-back of warrants							(110,305)			(110,305)

Purchase of treasury stock								(162,571)		(162,571)

Net loss									(3,828,258)	(3,828,258)

Balance at June 30, 2009	42,458,557	$42,459	207,831	$207,831	43,000	$43,000	$34,360,673	$(207,259)	$(17,274,946)	$17,171,758
See accompanying notes to unaudited condensed consolidated financial statements.

PETROSEARCH ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Amounts in thousands of dollars)
(Unaudited)

	Six months ended June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(3,828)	$16,455
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion, amortization expense	23	464
Amortization of deferred rent	(3)	(4)
Amortization of debt discount and beneficial conversion feature	—	1,037
Amortization of financing costs	—	243
Amortization of deferred compensation	—	47
Accretion of asset retirement obligation	—	16
Change in value of warrant liability	—	(172)
Gain on sale Barnett Shale	—	(21,815)
Gain on extinguishment of debt	—	(1,097)
Deferred tax expense	—	2,930
Stock-based compensation and interest expense	4	401
Changes in operating assets and liabilities:
Decrease (Increase) in accounts receivable	25	123
Decrease (Increase) in other current assets	344	42
Increase (Decrease) in accounts payable and accrued liabilities	24	(255)

NET CASH PROVIDED BY OPERATING ACTIVITIES	(3,411)	(1,585)

Cash flows from investing activities:
Capital expenditures, including purchases and development of properties	(283)	(1,453)
Proceeds from sale of Barnett Shale	—	1,800

NET CASH USED IN INVESTING ACTIVITIES	(283)	347

Cash flows from financing activities:
Additional costs of raising capital	—	(7)
Buy-back of warrants	(110)	—
Repayment of notes payable	—	(2,135)
Purchase of treasury stock	(163)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	(273)	(2,142)

Change in cash and cash equivalents	(3,967)	(3,380)

Cash and cash equivalents at beginning of period	12,810	8,034

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,843	$4,654

Supplemental disclosure of cash and non-cash transactions:
Interest paid	$—	$90
See accompanying notes to unaudited condensed consolidated financial statements.

PETROSEARCH ENERGY CORPORATION
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
1. Basis of Presentation and Summary of Significant Accounting Policies
The accompanying interim unaudited consolidated condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to such rules and regulations. These unaudited consolidated condensed financial statements should be read in conjunction with the audited financial statements and notes thereto of Petrosearch Energy Corporation (the “Company”, “Petrosearch”, “we” or “us”) for the year ended December 31, 2008. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of financial position, results of operations and cash flows for the interim periods presented have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the respective full year.
The accounting policies followed by the Company are set forth in Note 1 to the Company’s consolidated financial statements in the Form 10-K for the year ended December 31, 2008, and are supplemented throughout the notes to these financial statements.
Recently adopted accounting pronouncements
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest (minority interest) in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 also requires consolidated net income to be reported, and disclosed on the face of the consolidated statement of operations, at amounts that include the amounts attributable to both the parent and the noncontrolling interest. Additionally, SFAS No. 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and that the parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company applied the requirements of SFAS No. 160 upon its adoption on January 1, 2009, and there was no impact on its financial position and results of operations.
The FASB has issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS No. 162). SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with US generally accepted accounting principles for nongovernmental entities. SFAS No. 162 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2008. The Company adopted SFAS No. 162 effective January 1, 2009 and the implementation did not have a material impact on the Company’s consolidated results of operations, financial position or liquidity.
In December 2007, the FASB issued SFAS No 141(R), “Business Combinations” (“SFAS No. 141(R)”). SFAS No. 141(R) replaces SFAS No. 141, “Business Combinations” (“SFAS No. 141”), however retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) requires an acquirer to recognize the assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, at their fair values as of that date, with specified limited exceptions. Changes subsequent to that date are to be recognized in earnings, not goodwill. Additionally, SFAS No. 141 (R) requires costs incurred in connection with an acquisition be expensed as incurred. Restructuring costs, if any, are to be recognized separately from the acquisition. The acquirer in a business combination achieved in stages must also recognize the identifiable assets and liabilities, as well as the noncontrolling interests in the acquiree, at the full amounts of their fair values. SFAS No. 141(R) is effective for business combinations occurring in fiscal years beginning on or after December 15, 2008. The Company applied the requirements of SFAS No. 141(R) upon its adoption on January 1, 2009. During the six months ended June 30, 2009, the Company expensed approximately $411,000 of costs directly related to the merger with Double Eagle Petroleum.

In April 2009, the FASB issued FASB Staff Position (FSP) FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, which amends the accounting in SFAS 141(R) for assets and liabilities arising from contingencies in a business combination. The FSP is effective January 1, 2009, and requires pre-acquisition contingencies to be recognized at fair value, if fair value can be reasonably determined during the measurement period. If fair value cannot be reasonably determined, the FSP requires measurement based on the recognition and measurement criteria of SFAS 5, Accounting for Contingencies. This FSP did not have a material impact on the Company’s consolidated financial statements.
In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157 — Fair Value Measurements (“SFAS 157”). The statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In February 2008, the FASB issued Staff Position No. FAS 157-2, which proposed a one-year deferral for the implementation of SFAS 157 for nonfinancial assets and liabilities that are recognized or disclosed at fair value on a nonrecurring basis (less frequent than annually). On January 1, 2008, the Company implemented this Statement with the one-year deferral. Beginning January 1, 2009, the Company adopted the provisions for nonfinancial assets and nonfinancial liabilities. The adoption of SFAS 157-2 did not have a material impact on the Company’s financial position, results of operations or cash flows.
In April 2009, the FASB issued FASB Staff Position (“FSP”) FAS 157-4, Determining Fair Value when the Volume and Level of Activity for the Asset or Liability have Significantly Decreased and Identifying Transactions that are not Orderly (“FSP 157-4”). FSP 157-4 affirms that the objective of fair value when the market for an asset is not active, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The FSP provides guidance for estimating fair value when the volume and level of market activity for an asset or liability have significantly decreased and determining whether a transaction was orderly. This FSP applies to all fair value measurements when appropriate. The Company adopted FSP 157-4 effective April 1, 2009. The adoption of FSP 157-4 did not have a material impact on its financial position, results of operations or cash flows.
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS No. 161”). SFAS No. 161 amends the requirements of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), to require enhanced disclosure about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for fiscal years beginning after November 15, 2008. The Company applied the requirements of SFAS No. 161 upon its adoption on January 1, 2009, and there was not a material impact on its financial position or results of operations or related disclosures.
In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165, Subsequent Events, (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Among other things, SFAS 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Company adopted the provisions of SFAS 165 effective April 1, 2009. See Note 13 for the Company’s disclosures about subsequent events.
In May 2008, the FASB issued FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, or FSP No. APB 14-1. FSP No. APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14 “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants”. Additionally, the FSP specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP No. APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The implementation of this standard did not have an impact on our consolidated financial position or results of operations.

In June 2008, the FASB issued Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 applies to the calculation of earnings per share (“EPS”) described in paragraphs 60 and 61 of FASB Statement No. 128, “Earnings per Share” for share-based payment awards with rights to dividends or dividend equivalents. It states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. All prior-period EPS data presented shall be adjusted retrospectively to conform to the provisions of this FSP. The Company applied the requirements of FSP EITF 03-6-1 upon its adoption on January 1, 2009, and the adoption of FSP EITF 03-6-1 did not have a material impact on its financial position and results of operations at this time.
On November 24, 2008, the Financial Accounting Standards Board ratified the consensus reached by the Emerging Issues Task Force on Issue No. 08-6, or EITF 08-6, “Equity Method Investment Accounting Considerations.” EITF 08-6 clarifies certain accounting and impairment considerations involving equity method investments. For us, this Issue was effective January 1, 2009, and the adoption of this Issue did not have any impact on our consolidated financial statements.
In December 2008, the FASB issued FSP FAS No. 140-4 and FIN 46R-8 Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities (“FSP FAS 140-4 and FIN 46R-8”). FSP FAS 140-4 and FIN 46R-8 require additional disclosures about transfers of financial assets and involvement with variable interest entities. The requirements apply to transferors, sponsors, servicers, primary beneficiaries and holders of significant variable interests in a variable interest entity or qualifying special purpose entity. FSP FAS 140-4 and FIN 46R-8 is effective for financial statements issued for reporting periods ending after December 15, 2008. FSP FAS 140-4 and FIN 46R-8 affect only disclosures and did not have a material impact on the Company’s consolidated financial statements.
In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP 107-1”). FSP 107-1 requires an entity to provide the annual disclosures required by FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, in its interim financial statements. The Company adopted the provisions of FSP 107-1 effective April 1, 2009. The Company has incorporated the disclosures required by FSP 107-1 in Note 4 herein.
We adopted the provisions of EITF Issue No. 07-1, Accounting for Collaborative Arrangements (“EITF 07-1”), effective January 1, 2009. The Issue defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-1 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The adoption of this EITF 07-1 did not have a material impact on our consolidated financial statements.
New accounting pronouncements
On December 31, 2008, the Securities and Exchange Commission (SEC) adopted major revisions to its rules governing oil and gas company reporting requirements. These include provisions that permit the use of new technologies to determine proved reserves and that allow companies to disclose their probable and possible reserves to investors. The current rules limit disclosure to only proved reserves. The new disclosure requirements also require companies to report the independence and qualifications of the person primarily responsible for the preparation or audit of reserve estimates, and to file reports when a third party is relied upon to prepare or audit reserves estimates. The new rules also require that oil and gas reserves be reported and the full-cost ceiling value calculated using an average price based upon the prior 12-month period. The new oil and gas reporting requirements are effective for annual reports on Form 10-K for fiscal years ending on or after December 31, 2009, with early adoption not permitted. The Company anticipates that the implementation of the new rule will provide a more meaningful and comprehensive understanding of oil and gas reserves. The Company does not anticipate that the implementation of the new reporting requirements will have a material impact on the consolidated results of operations, financial position or liquidity.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 168 — The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162 (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification as the single source of authoritative US generally accepted accounting principles recognized by the FASB to be applied to nongovernmental entities. SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of SFAS 168 will not have an impact on the Company’s financial position, results of operations or cash flows.
2. Income Taxes
The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management’s assessment as to their realization.
The difference between the 35% federal statutory income tax rate and amounts shown in the accompanying interim financial statements is primarily attributable to the utilization of net operating loss carry-forwards.
3. Treasury Stock — Stock Repurchase Plan
In July 2008, the Board of Directors approved a stock repurchase plan in which the Company is authorized to repurchase up to $5 million of market value or 10 million shares of its common stock in open market purchases or in privately negotiated transactions. The purchases were to be at the discretion of senior management and dependent upon market conditions. The repurchase plan does not require any minimum purchase and can be suspended or terminated by the Board of Directors at any time.
In February 2009 the Company purchased 903,173 shares of its common stock at $0.18 per share. As of June 30, 2009, the Company has purchased a total of 1,117,973 shares of common stock at an average price of $.185.
4. Stock Warrants
The Company has periodically issued incentive stock warrants to executives, officers, directors and employees to provide additional incentives to promote the success of the Company’s business and to enhance the ability to attract and retain the services of qualified persons. Warrants have also been issued as part of capital financing transactions. The issuances of such warrants are approved by the Board of Directors. The exercise price of a warrant granted is determined by the fair market value of the stock on the date of grant. The Company issues shares of authorized common stock upon the exercise of the warrant.
The Company accounts for its stock warrant activity under the guidance provided by Statement of Financial Accounting Standards No, 123R (“SFAS 123(R)”). SFAS 123(R) requires all share-based payments to employees, including grants of employee stock warrants, to be recognized as stock-based compensation expense in the Company’s Consolidated Statements of Operations based on their fair values. For purposes of determining compensation expense associated with stock warrants, the fair value of the Company’s stock was determined based upon the Black-Scholes option pricing model.

The Black-Scholes option valuation model was developed for use in estimating fair value of traded options or warrants that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock warrants have characteristics significantly different from those of traded options/warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock warrants.
During the first six months of 2009 and 2008, no warrants were issued. As a result there are no disclosures of Black —Scholes option valuation model assumptions for these periods.
A summary of the Company’s stock warrant activity and related information for the six months ended June 30, 2009 follows:

				Weighted
				Average	Total
	Number of		Weighted	Grant	Intrinsic
	Shares		Average	Date Fair	Value
	Under	Exercise	Exercise	Value	Warrant
	Warrant	Price	Price	($/share)(2)	Exercises(1)
Warrants outstanding at December 31, 2008	14,807,859	$0.92-$2.00	$1.24
Warrants cancelled	(13,930,479)	$0.92-$2.00	$1.24

Warrants outstanding at June 30, 2009	777,380	$0.92-$2.00	$1.57	$—	$—

All outstanding stock warrants are exercisable and fully vested at June 30, 2009. A summary of outstanding stock warrants at June 30, 2009 follows:

			Weighted
Number of		Remaining	Average		Weighted
Common		Contracted	Remaining		Average	Aggregate
Stock	Expiration	Life	Contractual	Exercise	Exercise	Intrinsic
Equivalents	Date	(Years)	Term (Years)	Price	Price	Value(1)
339,285	February 2010	0.58		$2.00	$2.00
238,095	November 2010	1.375		$1.50	$1.50
200,000	December 2011	2.42		$.92	$.92

777,380			1.30			$0

(1)
The intrinsic value of a warrant is the amount by which the current market value of the underlying stock exceeds the exercise price of the warrant, or the market price at the end of the period less the exercise price.

(2)	The weighted average grant date fair value is determined by using the Black Scholes Option Pricing Model as described above.
In February of 2009, the Company entered into an agreement with a warrant holder which provides for the following: 1) purchase by the Company of 903,173 shares of common stock held by the warrant holder, 2) purchase by the Company of 5,000,000 warrants of the warrant holder for $50,000, and 3) settlement of any and all liquidated damages under the registration rights of the warrants. The total amount paid by the Company to the warrant holder as part of this agreement was $285,000 which was paid in February of 2009.
In addition, during the first quarter of 2009, the Company settled a disagreement over warrant terms with a third party lender resulting in cancellation of 100,000 warrants for a cash payment of $32,500.

Excluding the warrants mentioned above, during the first quarter of 2009, the Company purchased and cancelled 8,669,765 warrants for a total purchase price of $27,804.
The following table provides a detail of stock-based compensation incurred during the six months ended June 30, 2009, and 2008:

	2009	2008
Committed restricted stock — Interest	$—	$401,626
Committed restricted stock — General and Administrative	3,900	181,250

Total stock-based compensation	3,900	582,876
Less amounts capitalized	—	(157,813)

Stock compensation expense, net of amounts capitalized	$3,900	$425,063

Amounts capitalized in 2008 are for prepaid expenses and unamortized deferred compensation.
5. Non-Cash Investing and Financing Activities
During the six months ended June 30, 2009 and 2008, the Company engaged in non-cash financing and investing activities as follows:

	Six Month Ended
	June 30,
	2009	2008

Receivable for sale of Barnett Shale interest	$—	$30,729,007

Reduction of prepaid drilling for development of oil and gas properties	$—	$1,432,906

Change in property costs associated with asset retirement obligation	$(100,995)	$58,036

Increase in accounts payable and accrued liabilities for property costs	$—	$339,665

6. Earnings Per Share
The Company has adopted SFAS No. 128, which provides for calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the three and six months ended June 30, 2009 and 2008:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Basic EPS:
Net income (loss)	$(2,639,456)	$18,475,830	$(3,828,258)	$16,454,547
Preferred stock dividends (1)	(4,157)	(7,911)	(8,328)	(17,579)

Income (loss) attributable to common stock	$(2,643,613)	$18,467,919	$(3,836,586)	$16,436,968

Weighted average shares — basic	41,340,584	41,748,228	41,584,938	41,488,815

Basic net income (loss) per share	$(0.06)	$0.44	$(0.09)	$0.40

Diluted EPS:
Income (loss) available to common stock	(2,643,613)	18,467,919	(3,836,586)	16,436,968
Plus assumed conversions	4,157	7,911	8,328	17,579

Net income (loss) used for diluted EPS	(2,639,456)	18,475,830	(3,828,258)	16,454,547

Weighted average shares of common stock	41,340,584	41,748,228	41,584,938	41,488,815
Plus effect of dilutive securities:
Convertible preferred stock	—	81,054	—	87,636

Weighted average shares used for Diluted EPS	41,340,584	41,829,282	41,584,938	41,576,451

Diluted net income (loss) per share	$(0.06)	$0.44	$(0.09)	$0.40
(1)    Dividends are undeclared.
For the three and six months ended June 30, 2009, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share. For the three and six months ended June 30, 2009 these securities included preferred stock convertible into 52,021 and 52,513 common shares, respectively.
7. Legal Proceedings
As of June 30, 2009, the Company was not a party to any material pending legal proceedings.
8. Fair Value Measurements
Effective January 1, 2009, the Company adopted SFAS 157 for its nonfinancial assets and nonfinancial liabilities measured on a non-recurring basis. The Company adopted SFAS No. 157 for financial assets and liabilities in 2008. SFAS 157 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1.	Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2.	Inputs, other than quoted prices included within Level 1, that are observable either directly or indirectly; and

Level 3.	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.
The following describes the valuation methodologies the Company uses for its fair value measurements:
Cash and cash equivalents
For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The carrying amount approximates fair value because of the short maturity of these instruments.

Asset retirement obligations
The Company recognizes an estimated liability for future costs associated with the abandonment of our oil and gas properties. The Company’s asset retirement obligation is measured using primarily Level 3 inputs. The significant unobservable inputs include the cost of abandoning oil and gas wells, the economic lives of our properties, the inflation rate, and the credit adjusted risk-free rate. The Company bases its estimate of the liability on its historical experience and current estimated costs.
The following table provides a summary of the fair values of assets and liabilities measured on a recurring basis under SFAS No. 157:

	Level 1	Level 2	Level 3	Total

Asset retirement obligation	$—	$—	$667,322	$667,322

	$—	$—	$667,322	$667,322

A reconciliation of the Company’s asset retirement obligation liability is below:

December 31, 2008 asset retirement obligation	$768,317

Change in estimate	(100,995)

June 30, 2009 asset retirement obligation	$667,322

9. Employment Agreements
The employment agreements with Mr. Richard Dole (Chairman, President and CEO) and Mr. David Collins (Chief Financial Officer), expired on April 30, 2009. Both officers agreed to remain with the Company in their current capacities until the shareholder meeting regarding the proposed merger with Double Eagle Petroleum. Mr. Dole and Mr. Collins voluntarily elected to not receive a monthly salary.
The employment agreement with Mr. Wayne Beninger (Chief Operating Officer), which was set to expire on April 30, 2009, was terminated on April 15, 2009, in an effort to preserve capital. Mr. Beninger has agreed to remain accessible to the Company as a consultant for any needs the Company may have through the merger process.
Per the employment agreements in place prior to April 30, 2009, each executive officer was entitled to receive a fixed severance payment in the event of a triggering event. A triggering event was defined as any of the following events: (i) the employment agreement is terminated by the Company without “cause”, (ii) the employee terminates his employment for “good reason”, (iii) the employee’s employment is voluntarily (by the employee) or involuntarily terminated upon a “Change in Control”, or (iv) the agreement expires (on April 30, 2009) without the occurrence of any of the events listed in (i), (ii) or (iii) above. With respect to each of Mr. Beninger and Mr. Collins, the fixed severance amount was $550,000. With respect to Mr. Dole, the fixed severance amount was $850,000.
For purposes of each agreement, a change in control was defined as an acquisition of voting securities by a third party (other than directly from the Company) equivalent to forty percent of the voting control of the Company (other than a subsidiary or employee benefit plan), or accompanying a sale of all of the assets or a merger (other than involving a subsidiary).
Due to the Company not extending the employment agreements in anticipation of the Company’s merger with Double Eagle Petroleum and due to the early termination of Mr. Beninger’s employment agreement, a triggering event occurred on April 15, 2009, for Mr. Beninger and April 30, 2009 for Mr. Dole and Mr. Collins. The fixed severance payments of $1,950,000 were recorded as expense in the second quarter of 2009 when the triggering events occurred.

10. Agreement and Plan of Merger
On August 6, 2009, Double Eagle Petroleum Co., (“Double Eagle”), completed its acquisition of the Company, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated March 30, 2009, by and among Double Eagle, Petrosearch, and DBLE Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Double Eagle (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Petrosearch merged with and into Merger Sub, with Petrosearch continuing as the surviving company and a wholly-owned subsidiary of Double Eagle.
Subject to the terms and conditions of the Merger Agreement, the shareholders of Petrosearch received .0433 shares of Double Eagle common stock and $0.0211 for each share of Petrosearch common stock and Petrosearch preferred stock they held, on an as converted basis. The total shares and cash issued as consideration in the merger was 1,792,741 shares of Double Eagle common stock and $873,476, respectively. In addition, the officers and directors of Petrosearch, excluding Mr. Dole, resigned from their respective positions with Petrosearch.
On August 18, 2009, Petrosearch filed a Form 15 with the SEC to terminate the registration of its common stock under Section 12g-4(a)(1) of the Securities and Exchange Act of 1934, as amended. Double Eagle will continue to be listed on the NASDAQ Stock Market, and Richard Dole will continue to serve as Chairman of the Board, President and Chief Executive Officer of Double Eagle. The Board of Directors of Double Eagle will consist of five directors, four existing directors of Double Eagle and one future director to be designated by Petrosearch.
11. Other
In February of 2009, the Company executed an agreement to terminate a contract for professional services. The total payment of $250,000 was paid and expensed in February of 2009 and relieves the Company of all future obligations under the engagement agreement with this third party.
12. Subsequent Events
Effective August 6, 2009, the Company became a wholly owned subsidiary of Double Eagle Petroleum. Refer to Note 10 for additional information.
The Company has evaluated subsequent events through the date of issuance, October 19, 2009, of this report and noted no events, other than noted above, that require recognition or disclosure at June 30, 2009.